Exhibit 99.1
Ardent Health Reports Second Quarter 2025 Results
Brentwood, Tenn. (August 5, 2025) – Ardent Health, Inc. (NYSE: ARDT) ("Ardent Health" or the "Company"), a leading provider of healthcare in growing mid-sized urban communities across the U.S., today announced results for the quarter ended June 30, 2025.
Second Quarter 2025 Operating and Financial Summary
All comparisons are versus the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

Total Revenue $1.65 billion 11.9% growth Y/Y	Net Income Attributable to Ardent Health $73 million
Adjusted EBITDA(1) $170 million 38.9% growth Y/Y	Adjusted EBITDAR(1) $211 million
Admissions 6.6% growth Y/Y	Adjusted Admissions 1.6% growth Y/Y
Net Patient Service Revenue per Adjusted Admission 10.2% growth Y/Y	Reaffirming 2025 Guidance Total Revenue: $6,200 - $6,450 million Adjusted EBITDA(1): $575 - $615 million
(1)  Adjusted EBITDA and Adjusted EBITDAR are financial measures that have not been prepared in a manner that complies with U.S. generally accepted accounting principles ("GAAP"). See "Supplemental Non-GAAP Financial Information" and reconciliations of non-GAAP measures to their most comparable GAAP financial measures contained later in this press release.

Solid Second Quarter 2025 Results; New Mexico DPP Approved; Reaffirming 2025 Guidance
•"Ardent reported strong financial results in the second quarter with revenue growth of 12%, Adjusted EBITDA growth of 39%, and further reduction in our lease-adjusted net leverage ratio to 2.7x from 3.0x in the first quarter," stated Marty Bonick, President and Chief Executive Officer of Ardent Health.
•"Importantly, the 2025 New Mexico state directed payment program (DPP) renewal was approved in late June
2025 for the full calendar year," added Bonick. "This positive development allows the program to continue supporting providers in caring for Medicaid patients. The New Mexico DPP financial contribution in the second quarter is fully consistent with assumptions embedded in our 2025 guidance that we previously outlined."
•"Despite ongoing payor denial headwinds, we delivered solid second quarter financial results consistent with our
2025 plan," continued Bonick. "As part of our commitment to operational excellence, we advanced several strategic initiatives, including deployment of virtual nursing and AI-enabled scribe technologies, that are improving outcomes, creating more efficient workflows, and reducing turnover."
•"Additionally, we continue to execute on our ambulatory growth strategy," added Bonick. "We expect to open five urgent care centers and two imaging care centers before year-end. This will complement the 18 urgent care assets we acquired at the beginning of the year."
•"Last month marked the one-year anniversary of our IPO and I am proud of the disciplined execution of our strategic priorities and consistent financial growth during that time, all while delivering exceptional patient care and quality outcomes," said Bonick. "We look forward to sustaining momentum in the second half of the year and are reaffirming our 2025 guidance."

1  Lease-adjusted net leverage ratio is defined as the Company's net debt as of June 30, 2025, plus 8x trailing twelve-month real estate investment trust
("REIT") rent expense as of the end of the second quarter of 2025, divided by trailing twelve-month Adjusted EBITDAR as of June 30, 2025.

Financial Performance Summary
For the second quarter of 2025:
•Total revenue grew 11.9% year-over-year to $1,645 million. This revenue growth primarily resulted from a 1.6%
year-over-year increase in adjusted admissions and 10.2% year-over-year growth in net patient service revenue per adjusted admission.
•Net income attributable to Ardent Health was $73 million, or $0.52 per diluted share, compared to $43 million, or
$0.34 per diluted share, in the second quarter of 2024.
•Adjusted EBITDA increased 38.9% year-over-year to $170 million.
Operating Performance Summary
The following table provides a summary of certain key operating metrics for the second quarter of 2025 compared to the same prior year period. See the footnotes to the Operating Statistics table of this press release for definitions of the metrics below and a full list of key operating metrics.

	Three Months Ended June 30,
(Unaudited)	2025	2024	% Change
Adjusted admissions	87,167	85,763	1.6%
Admissions	41,535	38,958	6.6%
Inpatient surgeries	9,840	9,012	9.2%
Outpatient surgeries	22,860	23,758	(3.8)%
Total surgeries	32,700	32,770	(0.2)%
Emergency room visits	156,622	156,287	0.2%
Net patient service revenue per adjusted admission	$18,581	$16,859	10.2%
•Admissions for the second quarter of 2025 increased 6.6% year-over-year, driven by strong inpatient surgery growth.

•Surgeries for the second quarter of 2025 decreased 0.2% year-over-year, a modest improvement from a comparable decline of 0.7% in the first quarter of 2025. The total surgery year-over-year decline of 0.2% in the second quarter of
2025 reflected inpatient surgery growth of 9.2% and outpatient surgery decline of 3.8%.
Balance Sheet, Cash Flow & Liquidity Update
As of June 30, 2025, the Company had total cash and cash equivalents of $541 million and total debt of $1.1 billion. The
Company’s net leverage ratio as of June 30, 2025 was 1.2x, as calculated under the Company's credit agreements, and its lease-adjusted net leverage ratio1 was 2.7x, an improvement from 3.0x as of March 31, 2025. At the end of the second quarter, the Company’s available liquidity was $835 million.
During the second quarter of 2025, net cash provided by operating activities was $117 million, compared to $120 million in the same prior year period.

2025 Financial Guidance
The Company is reaffirming its full-year 2025 financial guidance. All guidance is current as of the time provided and is subject to change.

(Unaudited; dollars in millions, except per share amount)	Full Year 2025 Guidance
Total revenue	$6,200	—	$6,450
Net income attributable to Ardent Health, Inc.	$245	—	$285
Adjusted EBITDA	$575	—	$615
Rent expense payable to REITs	$164	—	$164
Diluted earnings per share	$1.73	—	$2.01
Adjusted admissions growth	2.0%	—	3.0%
Net patient service revenue per adjusted admission growth	2.1%	—	4.4%
Capital expenditures	$215	—	$235
The Company’s forecasted guidance is based on current plans and expectations and is subject to a number of known and unknown uncertainties and risks, including those set forth below under the heading "Forward-Looking Statements." The
Company does not forecast the impact of items such as, but not limited to, losses (gains) on sales of facilities, losses on retirement of debt, legal claim costs (benefits) and impairments of long-lived assets. The Company does not believe that it can forecast these items with sufficient accuracy because of the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred and are out of the Company’s control or cannot be reasonably predicted.
Second Quarter 2025 Results Conference Call
The Company will host a conference call to discuss its second quarter financial results on August 6, 2025, at 10:00 a.m.
Eastern Time. A webcast of the conference call will be available in the Investor Relations section of the Company’s corporate website at https://ir.ardenthealth.com. To listen to a live broadcast, go to the site at least 15 minutes prior to the scheduled start time in order to register, download, and install any necessary audio software.
To participate in the live teleconference:
United States Live:    1-888-596-4144
International Live:    1-646-968-2525
Access Code:              4437657
To listen to a replay of the teleconference, which will be available through August 20, 2025:
United States Replay:  1-800-770-2030
International Replay:  1-609-800-9909
Access Code:              4437657
About Ardent Health
Ardent Health (NYSE: ARDT) is a leading provider of healthcare in growing mid-sized urban communities across the U.S.
With a focus on people and investments in innovative services and technologies, Ardent is passionate about making healthcare better and easier to access. Through its subsidiaries, the Company delivers care through a system of 30 acute care hospitals and approximately 280 sites of care with over 1,800 employed and affiliated providers across six states. For more information, please visit ardenthealth.com.

Supplemental Non-GAAP Financial Information
We have included certain non-GAAP financial measures in this press release, including Adjusted EBITDA, Adjusted EBITDA margin, and Adjusted EBITDAR. We define these terms as follows:
•Adjusted EBITDA and Adjusted EBITDA Margin. Adjusted EBITDA is defined as net income plus (i) provision for income taxes, (ii) interest expense and (iii) depreciation and amortization expense (or EBITDA), as adjusted to deduct noncontrolling interest earnings, and excludes the effects of loss on extinguishment and modification of debt; other non-operating losses (gains); recoveries from the cybersecurity incident in November 2023 (the "Cybersecurity
Incident"), net of incremental information technology and litigation costs; restructuring, exit and acquisition-related costs; expenses incurred in connection with the implementation of Epic Systems, our integrated health information technology system; equity-based compensation expense; and loss from disposed operations.  Adjusted EBITDA margin is defined as Adjusted EBITDA divided by total revenue.
Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP performance measures used by our management and external users of our financial statements, such as investors, analysts, lenders, rating agencies and other interested parties, to evaluate companies in our industry. Adjusted EBITDA and Adjusted EBITDA margin are performance measures that are not prepared in accordance with GAAP and are presented in this press release because our management considers them important analytical indicators commonly used within the healthcare industry to evaluate financial performance and allocate resources. Further, our management believes that Adjusted EBITDA and Adjusted
EBITDA margin are useful financial metrics to assess our operating performance from period to period by excluding certain material non-cash items and unusual or non-recurring items that we do not expect to continue in the future and certain other adjustments we believe are not reflective of our ongoing operations and our performance.
Because not all companies use identical calculations, our presentation of Adjusted EBITDA and Adjusted EBITDA margin may not be comparable to other similarly titled measures of other companies. While we believe these are useful supplemental performance measures for investors and other users of our financial information, you should not consider Adjusted EBITDA and Adjusted EBITDA margin in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDA and Adjusted EBITDA margin have inherent material limitations as performance measures, because they add back certain expenses to net income, resulting in those expenses not being taken into account in the performance measures. We have borrowed money, so interest expense is a necessary element of our costs. Because we have material capital and intangible assets, depreciation and amortization expense are necessary elements of our costs. Likewise, the payment of taxes is a necessary element of our operations. Because
Adjusted EBITDA and Adjusted EBITDA margin exclude these and other items, they have material limitations as measures of our performance.
•Adjusted EBITDAR. Adjusted EBITDAR is defined as Adjusted EBITDA further adjusted to add back rent expense payable to REITs, which consists of rent expense pursuant to the master lease agreement (the "Ventas Master Lease") with
Ventas, Inc. ("Ventas"), lease agreements associated with the MOB Transactions (defined below) and a lease arrangement with Medical Properties Trust, Inc. ("MPT") for the Hackensack Meridian Mountainside Medical Center.

Adjusted EBITDAR is a commonly used non-GAAP valuation measure used by our management, research analysts, investors and other interested parties to evaluate and compare the enterprise value of different companies in our industry. Adjusted EBITDAR excludes: (1) certain material noncash items and unusual or non-recurring items that we do not expect to continue in the future; (2) certain other adjustments that do not impact our enterprise value; and (3) rent expense payable to our REITs. We operate 30 acute care hospitals, 12 of which we lease from two REITs, Ventas and
MPT, pursuant to long-term lease agreements. Additionally, during 2022, we completed the sale of 18 medical office buildings to Ventas in exchange for $204.0 million and concurrently entered into agreements to lease the real estate back from Ventas over a 12-year initial term with eight options to renew for additional five-year terms (the "MOB
Transactions"). Our management views the long-term lease agreements with Ventas and MPT, as well as the MOB
Transactions, as more like financing arrangements than true operating leases, with the rent payable to such REITs being similar to interest expense. As a result, our capital structure is different than many of our competitors, especially those whose real estate portfolio is predominately owned and not leased. Excluding the rent payable to such REITs allows investors to compare our enterprise value to those of other healthcare companies without regard to differences in capital structures, leasing arrangements and geographic markets, which can vary significantly among companies. Our management also uses Adjusted EBITDAR as one measure in determining the value of prospective acquisitions or divestitures. Finally, financial covenants in certain of our lease agreements, including the Ventas Master Lease, use
Adjusted EBITDAR as a measure of compliance. Adjusted EBITDAR does not reflect our cash requirements for leasing commitments. As such, our presentation of Adjusted EBITDAR should not be construed as a performance or liquidity measure.
Because not all companies use identical calculations, our presentation of Adjusted EBITDAR may not be comparable to other similarly titled measures of other companies. While we believe this is a useful supplemental valuation measure for investors and other users of our financial information, you should not consider Adjusted EBITDAR in isolation or as a substitute for net income or any other items calculated in accordance with GAAP. Adjusted EBITDAR has inherent material limitations as a valuation measure, because it adds back certain expenses to net income, resulting in those expenses not being taken into account in the valuation measure. The payment of taxes and rent is a necessary element of our valuation. Because Adjusted EBITDAR excludes these and other items, it has material limitations as a measure of our valuation.
Forward-Looking Statements
This press release contains "forward-looking statements" as that term is defined in the U.S. federal securities laws. These forward-looking statements include, but are not limited to, statements other than statements of historical facts, including, among others, statements relating to our future financial performance, our business prospects and strategy, anticipated financial position, liquidity and capital needs, the industry in which we operate and other similar matters. Words such as
"anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "could," "would," "will," "may,"
"can," "continue," "potential," "should" and the negative of these terms or other comparable terminology often identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-
looking statements. Factors, risks, and uncertainties that could cause actual outcomes and results to be materially different from those contemplated include, among others: (1) general economic and business conditions, both nationally and in the regions in which we operate, including the impact of challenging macroeconomic conditions and inflationary pressures, current geopolitical instability, and impacts from the imposition of, or changes in, tariffs, as well as the potential impact on us of uncertain political, financial, credit and capital conditions; (2) possible reductions or other changes in Medicare,
Medicaid and other state programs, including Medicaid supplemental payment programs, Medicaid waiver programs or state directed payments, that could have an adverse effect on our revenues and business; (3) reduction in the reimbursement rates paid by commercial payors, increased reimbursement denials or payment delays by commercial payors, our inability to retain and negotiate favorable contracts with private third party payors, or an increasing volume of uninsured or underinsured patients; (4) effects of changes in healthcare policy or legislation, including the One Big Beautiful
Bill Act (the "OBBBA") and any other reforms that have or may be undertaken by the current presidential administration, and legal and regulatory restrictions on our hospitals that have physician owners; (5) the ability to achieve operating and financial targets, develop and execute mitigation plans to offset to the extent possible impacts from the OBBBA, the scheduled expiration of temporary enhanced subsidies for individuals eligible to purchase insurance coverage through health insurance marketplaces and imposition of tariffs, attain expected levels of patient volumes and revenues, and control the costs of providing services; (6) security threats, catastrophic events and other disruptions affecting our, our service providers’ or our joint venture (“JV”) partners’ information technology and related systems, which have adversely affected, and could in the future adversely affect, our relationships with patients and business partners and subject us to legal claims and liabilities, reputational harm and business disruption and adversely affect our financial condition; (7) the highly competitive nature of the healthcare industry and continued industry trends towards clinical transparency and value-
based purchasing may impact our competitive position; (8) inability to recruit and retain quality physicians, as well as increasing cost to contract with hospital-based physicians; (9) changes to physician utilization practices and treatment methodologies and other factors outside our control that impact demand for medical services and may reduce our revenues and ability to grow profitability; (10) the effects related to the sequestration spending reductions pursuant to both the Budget Control Act of 2011 and the Pay-As-You-Go Act of 2010 and the potential for future deficit reduction legislation;
(11) continued industry trends toward value-based purchasing, third party payor consolidation and care coordination among healthcare providers; (12) inability to successfully complete acquisitions or strategic JVs or inability to realize all of the anticipated benefits; (13) liabilities because of professional liability and other claims brought against our hospitals, physician practices, outpatient facilities or other business operations; (14) exposure to certain risks and uncertainties by the
JVs through which we conduct a significant portion of our operations, including anticipated synergies, of past acquisitions and the risk that transactions may not receive necessary government clearances; (15) failure to obtain drugs and medical supplies at favorable prices or sufficient volumes; (16) operational, legal and financial risks associated with outsourcing functions to third parties; (17) our facilities are heavily concentrated in Texas and Oklahoma, which makes us sensitive to regulatory, economic and competitive conditions and changes in those states; (18) negative impact of severe weather, climate change, and other factors beyond our control, which could restrict patient access to care or cause one or more facilities to close temporarily or permanently; (19) risks related to the Ventas Master Lease and its restrictions and limitations on our business; (20) the impact of our significant indebtedness and the ability to refinance such indebtedness on acceptable terms; (21) our failure to comply with complex laws and regulations applicable to the healthcare industry or to adjust our operations in response to changing laws and regulations; (22) the impact of governmental claims or governmental investigations, payor audits and litigation brought against our hospitals, physician practices, outpatient facilities or other business operations; (23) actual or perceived failures to comply with applicable data protection, privacy and security laws, regulations, standards and other requirements; (24) the impact of a deterioration of public health conditions associated with a future pandemic, epidemic or outbreak of infectious disease; (25) inability to or delay in building, acquiring, selling, renovating or expanding our healthcare facilities; (26) failure to comply with federal and state laws relating to Medicare and Medicaid enrollment, permit, licensing and accreditation requirements; (27) the results of our efforts to use technology, including artificial intelligence and machine learning, to drive efficiencies, better outcomes and an enhanced patient experience; (28) our status as a controlled company; (29) conflicts of interest between our controlling stockholder and other holders of our common stock; and (30) other risk factors described in our filings with the Securities and Exchange Commission.
Many of the important factors that will determine these results are beyond our ability to control or predict. You are cautioned not to put undue reliance on any forward-looking statements, which speak only as of the date of this press release. Except as otherwise required by law, we do not assume any obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this news release or to reflect the occurrence of unanticipated events. All references to "Company," "Ardent Health," "Ardent," "we," "our" and "us" as used throughout this release refer to Ardent Health, Inc. and its affiliates, unless stated otherwise or indicated by context.

Media Relations: Rebecca Kirkham SVP, Communications & Corporate Affairs Ardent Health rebecca.kirkham@ardenthealth.com (615) 296-3000	Investor Relations: Dave Styblo, CFA SVP, Investor Relations Ardent Health Investor.Relations@ardenthealth.com (615) 296-3016

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Three Months Ended June 30,
	2025		2024
	Amount	%	Amount	%
Total revenue	$1,645,280	100.0%	$1,470,920	100.0%
Expenses:
Salaries and benefits	671,697	40.8%	624,058	42.4%
Professional fees	297,012	18.1%	271,903	18.5%
Supplies	270,639	16.4%	259,391	17.6%
Rents and leases	27,825	1.7%	24,986	1.7%
Rents and leases, related party	37,819	2.3%	36,965	2.5%
Other operating expenses	163,698	10.0%	115,319	7.9%
Interest expense	14,729	0.9%	18,160	1.2%
Depreciation and amortization	39,309	2.4%	36,312	2.5%
Loss on extinguishment and modification of debt	—	0.0%	1,898	0.1%
Other non-operating losses (gains)	560	0.0%	(255)	0.0%
Total operating expenses	1,523,288	92.6%	1,388,737	94.4%
Income before income taxes	121,992	7.4%	82,183	5.6%
Income tax expense	26,291	1.6%	15,222	1.0%
Net income	95,701	5.8%	66,961	4.6%
Net income attributable to noncontrolling interests	22,751	1.4%	24,191	1.7%
Net income attributable to Ardent Health, Inc.	$72,950	4.4%	$42,770	2.9%

Net income per share:
Basic	$0.52		$0.34
Diluted	$0.52		$0.34
Weighted-average common shares outstanding:
Basic	140,374,892		126,115,301
Diluted	141,517,661		126,115,301

Ardent Health, Inc.
Condensed Consolidated Income Statements
(Unaudited; dollars in thousands, except per share amounts)

	Six Months Ended June 30,
	2025		2024
	Amount	%	Amount	%
Total revenue	$3,142,514	100.0%	$2,909,966	100.0%
Expenses:
Salaries and benefits	1,329,349	42.3%	1,245,567	42.8%
Professional fees	577,869	18.4%	536,597	18.4%
Supplies	529,494	16.8%	517,172	17.8%
Rents and leases	55,586	1.8%	49,841	1.7%
Rents and leases, related party	75,869	2.4%	74,164	2.5%
Other operating expenses	294,465	9.5%	237,151	8.1%
Interest expense	28,905	0.9%	37,421	1.3%
Depreciation and amortization	75,510	2.4%	71,663	2.5%
Loss on extinguishment and modification of debt	—	0.0%	1,898	0.1%
Other non-operating gains	(20,723)	(0.7)%	(255)	0.0%
Total operating expenses	2,946,324	93.8%	2,771,219	95.2%
Income before income taxes	196,190	6.2%	138,747	4.8%
Income tax expense	41,524	1.3%	25,935	0.9%
Net income	154,666	4.9%	112,812	3.9%
Net income attributable to noncontrolling interests	40,333	1.3%	42,995	1.5%
Net income attributable to Ardent Health, Inc.	$114,333	3.6%	$69,817	2.4%

Net income per share:
Basic	$0.82		$0.55
Diluted	$0.81		$0.55
Weighted-average common shares outstanding:
Basic	140,219,452		126,115,301
Diluted	141,111,732		126,115,301

 Ardent Health, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; in thousands)

	Six Months Ended June 30,
	2025	2024
Cash flows from operating activities:
Net income	$154,666	$112,812
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	75,510	71,663
Other non-operating losses	777	—
Loss on extinguishment and modification of debt	—	1,898
Amortization of deferred financing costs and debt discounts	2,474	2,857
Deferred income taxes	(2,733)	(923)
Equity-based compensation	20,509	738
(Income) loss from non-consolidated affiliates	(2,956)	2,139
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(14,251)	62,021
Inventories	(3,118)	540
Prepaid expenses and other current assets	(51,449)	(42,791)
Accounts payable and other accrued expenses and liabilities	(50,590)	(85,810)
Accrued salaries and benefits	(36,136)	(19,395)
Net cash provided by operating activities	92,703	105,749
Cash flows from investing activities:
Investment in acquisitions, net of cash acquired	—	(7,800)
Purchases of property and equipment	(69,105)	(62,765)
Other	(264)	58
Net cash used in investing activities	(69,369)	(70,507)
Cash flows from financing activities:
Proceeds from insurance financing arrangements	10,959	6,026
Proceeds from long-term debt	—	1,798
Payments of principal on insurance financing arrangements	(6,529)	(4,337)
Payments of principal on long-term debt	(2,896)	(104,843)
Debt issuance costs	—	(2,444)
Payments of initial public offering costs	—	(2,824)
Distributions to noncontrolling interests	(39,525)	(31,657)
Other	(1,499)	—
Net cash used in financing activities	(39,490)	(138,281)
Net decrease in cash and cash equivalents	(16,156)	(103,039)
Cash and cash equivalents at beginning of period	556,785	437,577
Cash and cash equivalents at end of period	$540,629	$334,538

Supplemental Cash Flow Information:
Non-cash purchases of property and equipment	$13,272	$4,929
Offering costs not yet paid	$—	$4,825

Ardent Health, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in thousands, except per share amounts)

	June 30, 2025 (1)	December 31, 2024 (1)
Assets
Current assets:
Cash and cash equivalents	$540,629	$556,785
Accounts receivable	758,641	743,031
Inventories	118,403	115,093
Prepaid expenses	127,883	113,749
Other current assets	331,558	304,093
Total current assets	1,877,114	1,832,751
Property and equipment, net	870,377	861,899
Operating lease right of use assets	274,338	248,040
Operating lease right of use assets, related party	922,548	929,106
Goodwill	877,681	852,084
Other intangible assets	76,930	76,930
Deferred income taxes	17,072	12,321
Other assets	111,194	142,969
Total assets	$5,027,254	$4,956,100

Liabilities and Equity
Current liabilities:
Current installments of long-term debt	$19,333	$9,234
Accounts payable	364,450	401,249
Accrued salaries and benefits	259,160	295,117
Other accrued expenses and liabilities	237,930	239,824
Total current liabilities	880,873	945,424
Long-term debt, less current installments	1,090,390	1,085,818
Long-term operating lease liability	244,741	221,443
Long-term operating lease liability, related party	912,216	919,313
Self-insured liabilities	220,839	227,048
Other long-term liabilities	31,820	34,697
Total liabilities	3,380,879	3,433,743

Redeemable noncontrolling interests	(1,751)	1,158
Equity:
Preferred stock, par value $0.01 per share; 50,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.01 per share; 750,000,000 shares authorized; 143,098,506 shares issued and outstanding as of June 30, 2025 and 142,747,818 shares issued and outstanding as of December 31, 2024	1,431	1,428
Additional paid-in capital	773,422	754,415
Accumulated other comprehensive income (loss)	(396)	9,737
Retained earnings	480,129	365,796
Equity attributable to Ardent Health, Inc.	1,254,586	1,131,376
Noncontrolling interests	393,540	389,823
Total equity	1,648,126	1,521,199
Total liabilities and equity	$5,027,254	$4,956,100
(1)As of June 30, 2025 and December 31, 2024, the unaudited condensed consolidated balance sheet included total liabilities of consolidated variable interest entities of
$315.7 million and $306.4 million, respectively. Refer to Note 2 of the Company's unaudited condensed consolidated financial statements included in its Quarterly
Report on Form 10-Q for the three and six months ended June 30, 2025 for further discussion.

 Ardent Health, Inc.
Operating Statistics
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2025	% Change	2024	2025	% Change	2024
Total revenue (in thousands)	$1,645,280	11.9%	$1,470,920	$3,142,514	8.0%	$2,909,966
Hospitals operated (at period end) (1)	30	0.0%	30	30	0.0%	30
Licensed beds (at period end) (2)	4,281	(0.1)%	4,287	4,281	(0.1)%	4,287
Utilization of licensed beds (3)	50%	8.7%	46%	50%	8.7%	46%
Admissions (4)	41,535	6.6%	38,958	82,924	7.1%	77,427
Adjusted admissions (5)	87,167	1.6%	85,763	171,703	2.2%	168,076
Inpatient surgeries (6)	9,840	9.2%	9,012	19,090	6.3%	17,958
Outpatient surgeries (7)	22,860	(3.8)%	23,758	44,572	(3.1)%	45,981
Total surgeries	32,700	(0.2)%	32,770	63,662	(0.4)%	63,939
Emergency room visits (8)	156,622	0.2%	156,287	317,871	1.3%	313,869
Patient days (9)	194,738	8.8%	179,047	390,952	9.2%	358,173
Total encounters (10)	1,491,905	5.9%	1,408,970	2,942,534	4.3%	2,821,442
Average length of stay (11)	4.68	1.7%	4.60	4.71	1.7%	4.63
Net patient service revenue per adjusted admission (12)	$18,581	10.2%	$16,859	$18,001	5.7%	$17,028
(1)Hospitals operated (at period end). This metric represents the total number of hospitals operated by us at the end of the applicable period, irrespective of whether the hospital real estate is (i) owned by us, (ii) leased by us or (iii) held through a controlling interest in a JV. This metric includes the managed clinical operations of the hospital at UT Health North Campus in Tyler, Texas ("UT Health North Campus Tyler"), a hospital owned by The University of
Texas Health Science Center at Tyler ("UTHSCT"), an affiliate of The University of Texas System. Since we only manage the clinical operations of UT Health
North Campus Tyler, the financial results of such entity are not consolidated under Ardent Health, Inc.
On April 30, 2024, we closed UT Health East Texas Specialty Hospital, a long-term acute care hospital with 36 licensed patient beds (the “LTAC Hospital”) in
Tyler, Texas. The LTAC Hospital's inventory and fixed assets were transferred or repurposed to be used by our other hospitals.
(2)Licensed beds (at period end). This metric represents the total number of beds for which the appropriate state agency licenses a facility, regardless of whether the beds are actually available for patient use.
(3)Utilization of licensed beds. This metric represents a measure of the actual utilization of our inpatient facilities, computed by (i) dividing patient days by the number of days in each period, and (ii) further dividing that number by average licensed beds, which is calculated by dividing total licensed beds (at period end) by the number of days in the period, multiplied by the number of days in the period the licensed beds were in existence.
(4)Admissions. This metric represents the number of patients admitted for inpatient treatment during the applicable period.
(5)Adjusted admissions. This metric is used by management as a general measure of combined inpatient and outpatient volume. Adjusted admissions provides management with a key performance indicator that considers both inpatient and outpatient volumes by applying an inpatient volume measure
(admissions) to a ratio of gross inpatient and outpatient revenue to gross inpatient revenue. Gross inpatient and outpatient revenue reflect gross inpatient and outpatient charges prior to estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts. The calculation of adjusted admissions is summarized as follows:

Adjusted Admissions	=	Admissions	x	(Gross Inpatient Revenue + Gross Outpatient Revenue)
Gross Inpatient Revenue
(6)Inpatient surgeries. This metric represents the number of surgeries performed on patients who have been admitted to our hospitals. Pain management, c-
sections, and certain diagnostic procedures are excluded from inpatient surgeries.
(7)Outpatient surgeries. This metric represents the number of surgeries performed on patients who have not been admitted to our hospitals. Pain management, c-sections, and certain diagnostic procedures are excluded from outpatient surgeries.
(8)Emergency room visits. This metric represents the total number of patients provided with emergency room treatment during the applicable period.
(9)Patient days. This metric represents the total number of days of care provided to patients admitted to our hospitals during the applicable period.
(10)Total encounters. This metric represents the total number of events where healthcare services are rendered resulting in a billable event during the applicable period. This includes both hospital and ambulatory patient interactions.
(11)Average length of stay. This metric represents the average number of days admitted patients stay in our hospitals.
(12)Net patient service revenue per adjusted admission. This metric represents net patient service revenue divided by adjusted admissions for the applicable period. Net patient service revenue reflects gross inpatient and outpatient charges less estimated contractual adjustments, uninsured discounts, implicit price concessions, and other discounts.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
Net income	$95,701	$66,961	$154,666	$112,812
Adjusted EBITDA Addbacks:
Income tax expense	26,291	15,222	41,524	25,935
Interest expense	14,729	18,160	28,905	37,421
Depreciation and amortization	39,309	36,312	75,510	71,663
Noncontrolling interest earnings	(22,751)	(24,191)	(40,333)	(42,995)
Loss on extinguishment and modification of debt	—	1,898	—	1,898
Other non-operating losses (gains) (1)	560	(255)	777	(255)
Cybersecurity Incident recoveries, net (2)	—	—	(19,705)	—
Restructuring, exit and acquisition-related costs (3)	3,985	5,561	4,904	7,898
Epic expenses (4)	796	426	1,284	1,015
Equity-based compensation	11,246	226	20,509	738
Loss from disposed operations	7	1,982	33	1,986
Adjusted EBITDA	$169,873	$122,302	$268,074	$218,116
Total revenue	$1,645,280	$1,470,920	$3,142,514	$2,909,966
Adjusted EBITDA margin	10.3%	8.3%	8.5%	7.5%
(1)Other non-operating losses (gains) include losses and gains realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $3.3 million and $5.0 million for the three months ended June 30, 2025 and 2024, respectively, and $3.3 million and $6.9 million for the six months ended June 30,
2025 and 2024, respectively, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.2 million for each of the three months ended  June 30, 2025 and 2024, and $0.4 million for each of the six months ended June 30, 2025 and 2024, and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.5 million and $0.4 million for the three months ended June 30, 2025 and 2024, respectively, and $1.2 million and $0.6 million for the six months ended June 30, 2025 and 2024, respectively.
(4)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $0.8 million and $0.4 million for the three months ended June 30, 2025 and 2024, respectively, and $1.3 million and $1.0 million for the six months ended June 30, 2025 and 2024, respectively.  Epic expenses do not include ongoing operating costs of the Epic system.

 Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in thousands)

	Three Months Ended June 30, 2025	Six Months Ended June 30, 2025
Net income	$95,701	$154,666
Adjusted EBITDAR Addbacks:
Income tax expense	26,291	41,524
Interest expense	14,729	28,905
Depreciation and amortization	39,309	75,510
Noncontrolling interest earnings	(22,751)	(40,333)
Other non-operating losses (1)	560	777
Cybersecurity Incident recoveries, net (2)	—	(19,705)
Restructuring, exit and acquisition-related costs (3)	3,985	4,904
Epic expenses (4)	796	1,284
Equity-based compensation	11,246	20,509
Loss from disposed operations	7	33
Rent expense payable to REITs (5)	40,674	81,561
Adjusted EBITDAR	$210,547	$349,635
(1)Other non-operating losses include losses realized on certain non-recurring events or events that are non-operational in nature.
(2)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.
(3)Restructuring, exit and acquisition-related costs for the three and six months ended June 30, 2025 represent (i) enterprise restructuring costs, including severance costs related to work force reductions of $3.3 million and $3.3 million, respectively, (ii) penalties and costs incurred for terminating pre-existing contracts at acquired facilities of $0.2 million and $0.4 million, respectively, and (iii) third-party professional fees and expenses, salaries and benefits, and other internal expenses incurred in connection with potential and completed acquisitions of $0.5 million and $1.2 million, respectively.
(4)Epic expenses consist of various costs incurred in connection with the implementation of Epic, our health information technology system. These costs included professional fees of $0.8 million and $1.3 million for the three and six months ended June 30, 2025, respectively.  Epic expenses do not include ongoing operating costs of the Epic system.
(5)Rent expense payable to REITs for the three and six months ended June 30, 2025 consists of rent expense of $37.8 million and $75.9 million, respectively, related to the Ventas Master Lease and other lease agreements with Ventas for medical office buildings and rent expense of $2.9 million and $5.7 million, respectively, related to a lease arrangement with MPT for the lease of Hackensack Meridian Mountainside Medical Center.

Ardent Health, Inc.
Supplemental Non-GAAP Disclosures
(Unaudited; in millions)

	Guidance for the Full Year Ending December 31, 2025
	Low	High
Net income	$342	$386
Adjusted EBITDA Addbacks:
Income tax expense	91	101
Interest expense	63	59
Depreciation and amortization	146	143
Noncontrolling interest earnings	(97)	(101)
Cybersecurity Incident recoveries, net (1)	(21)	(21)
Restructuring, exit and acquisition-related costs	5	4
Epic expenses	6	4
Enterprise system conversion costs	2	2
Equity-based compensation	38	38
Adjusted EBITDA	$575	$615
(1)Cybersecurity Incident recoveries, net represent insurance recovery proceeds associated with the Cybersecurity Incident, net of incremental information technology and litigation costs.